Press Release
FOR RELEASE: January 7, 2025

APOGEE ENTERPRISES REPORTS FISCAL 2025 THIRD QUARTER RESULTS

•Net sales of $341 million
•Operating margin of 8.4%; and adjusted operating margin of 10.4%
•Diluted EPS of $0.96 and adjusted diluted EPS of $1.19
•Year-to-date cash flow from operations of $95 million
•Completed UW Solutions acquisition

MINNEAPOLIS, MN, January 7, 2025 – Apogee Enterprises, Inc. (Nasdaq: APOG) today reported its results for the third quarter of fiscal 2025. The Company reported the following selected financial results:

	Three Months Ended
(Unaudited, $ in thousands, except per share amounts)	November 30, 2024	November 25, 2023	% Change
Net sales	$341,344	$339,714	0.5%
Operating income	$28,629	$37,647	(24.0)%
Operating margin	8.4%	11.1%
Net earnings	$20,989	$26,974	(22.2)%
Diluted earnings per share	$0.96	$1.23	(22.0)%
Additional Non-GAAP Measures[1]
Adjusted operating income	$35,414	$37,647	(5.9)%
Adjusted operating margin	10.4%	11.1%
Adjusted diluted earnings per share	$1.19	$1.23	(3.3)%
Adjusted EBITDA	$45,803	$47,281	(3.1)%
Adjusted EBITDA margin	13.4%	13.9%

Ty R. Silberhorn, Chief Executive Officer stated, “Our team remains focused on strengthening our operating foundation and positioning the company for long-term growth, despite continued pressure from soft demand in our end markets which is impacting results in the near term. During the quarter, we completed our acquisition of
1 Adjusted operating income, adjusted operating margin, adjusted diluted earnings per share (EPS), adjusted EBITDA, and adjusted EBITDA margin are non-GAAP financial measures. See Use of Non-GAAP Financial Measures and reconciliations to the most directly comparable GAAP measures later in this press release.

Apogee Enterprises, Inc. • 4400 West 78th Street • Minneapolis, MN 55435 • (952) 835-1874 • www.apog.com

Apogee Enterprises, Inc.

UW Solutions, expanding the capabilities and market opportunity in our LSO segment and creating a platform we expect to drive future growth.”

Closing of UW Solutions Acquisition
On November 4, 2024, the Company completed the acquisition of UW Interco, LLC (“UW Solutions”), a vertically integrated manufacturer of high-performance coated substrates used in graphic arts, building products, and other applications, for $242 million in cash.

Consolidated Results (Third Quarter Fiscal 2025 compared to Third Quarter Fiscal 2024)

•Net sales increased 0.5% to $341.3 million, driven by $8.8 million of inorganic sales contribution from the acquisition of UW Solutions and a more favorable mix of projects in Architectural Services, partially offset by less favorable mix in Architectural Framing Systems and lower volume in Architectural Glass.

•Gross margin decreased 50 basis points to 26.1%, primarily driven by the unfavorable sales leverage impact of lower volume, a less favorable product mix primarily in Architectural Framing Systems, higher incentive compensation expense, and higher lease expense, partially offset by a more favorable mix of projects in Architectural Services, lower quality related expense, and lower insurance-related costs.

•Selling, general and administrative (SG&A) expenses as a percent of net sales increased 220 basis points to 17.7%, primarily due to acquisition-related expenses associated with the UW Solutions transaction, restructuring expenses related to Project Fortify, and the unfavorable sales leverage impact of lower volume.

•Operating income declined to $28.6 million, and operating margin decreased to 8.4%. Adjusted operating income was $35.4 million and adjusted operating margin decreased by 70 basis points to 10.4%. The lower adjusted operating margin was primarily driven by the unfavorable sales leverage impact of lower volume, less favorable product mix, higher incentive compensation expense, and higher lease expense, partially offset by a more favorable mix of projects in Architectural Services and lower insurance-related costs.

•Diluted earnings per share (EPS) was $0.96, compared to $1.23. Adjusted diluted EPS decreased to $1.19, primarily driven by lower adjusted operating income.

Segment Results (Third Quarter Fiscal 2025 Compared to Third Quarter Fiscal 2024)

Architectural Framing Systems
Architectural Framing Systems net sales were $138.0 million, compared to $139.6 million, primarily reflecting a less favorable product mix, partially offset by increased volume. Operating income was $12.7 million. Adjusted operating income was $13.6 million, or 9.8% of net sales, compared to $17.0 million, or 12.2% of net sales. The lower adjusted operating margin was primarily driven by the less favorable product mix as well as higher freight and compensation costs.

Architectural Glass
Architectural Glass net sales were $70.2 million, compared to $91.0 million, primarily reflecting reduced volume due to lower end-market demand. Operating income was $10.1 million, or 14.4% of net sales, compared to $15.2 million, or 16.7% of net sales. The lower operating margin was primarily driven by the unfavorable sales leverage impact of lower volume, partially offset by improved productivity, favorable freight costs, and lower quality related expense.

Apogee Enterprises, Inc. • 4400 West 78th Street • Minneapolis, MN 55435 • (952) 835-1874 • www.apog.com

Apogee Enterprises, Inc.

Architectural Services
Architectural Services net sales grew 10.8% to $104.9 million, primarily due to a more favorable mix of projects and increased volume. Operating income improved to $9.7 million. Adjusted operating income increased to $9.0 million, or 8.6% of net sales, compared to $5.3 million, or 5.6% of net sales. The improvement in adjusted operating margin was primarily driven by a more favorable mix of projects, partially offset by higher incentive compensation and lease expenses. Segment backlog2 at the end of the quarter was $742.2 million, compared to $792.1 million at the end of the second quarter.

Large-Scale Optical
Large-Scale Optical net sales grew 27.6% to $33.2 million, compared to $26.0 million, which included $8.8 million of inorganic sales contribution from the acquisition of UW Solutions. Operating income was $4.8 million, or 14.6% of net sales, which included $1.3 million of acquisition-related costs. Adjusted operating income was $6.2 million, or 18.6% of net sales, and included $1.1 million related to UW Solutions. Adjusted operating income in the prior year period was $7.1 million, or 27.3% of net sales. The lower adjusted operating margin was primarily driven by the unfavorable sales leverage impact of lower organic volume and the dilutive impact of lower adjusted operating margin from UW Solutions.

Corporate and Other
Corporate and other expense increased to $8.8 million, compared to $6.9 million, primarily driven by $4.5 million of acquisition-related costs and $0.8 million of restructuring charges, partially offset by lower incentive compensation costs and lower insurance-related expenses.

Financial Condition
Net cash provided by operating activities in the third quarter was $31.0 million, compared to $66.7 million in the prior year period. The decrease was primarily driven by an increase in cash used for working capital. Fiscal year-to-date, net cash provided by operating activities was $95.1 million, compared to $129.3 million last year, primarily reflecting increased cash used for working capital. Net cash used by investing activities increased to $257.1 million for the first nine months of fiscal 2025, primarily related to $233.1 million used for the acquisition of UW Solutions. Fiscal year-to-date, capital expenditures were $24.7 million, compared to $27.0 million last year, and the Company has returned $31.3 million of cash to shareholders through share repurchases and dividend payments.

Quarter-end long-term debt increased to $272.0 million, as the Company increased borrowings on its existing credit facility to fund the acquisition of UW Solutions, which increased the Consolidated Leverage Ratio3 (as defined in the Company’s credit agreement) to 1.3x at the end of the quarter.

Fiscal 2025 Outlook
The Company now expects full-year net sales to decline approximately 5%, which includes an expected $30 million contribution from the acquisition of UW Solutions and the impact of lower-than-expected volume in the fourth quarter. This outlook continues to include approximately 2 percentage points of decline related to fiscal 2025 reverting to a 52-week year, and approximately 1 percentage point of decline related to the actions of Project Fortify to eliminate certain lower-margin product and service offerings.

The Company now expects full-year adjusted diluted EPS will be at the bottom of its guidance range of $4.90 to $5.20. This expectation includes the impact of approximately $0.05 of dilution related to the acquisition of UW Solutions and lower-than-expected volume in the fourth quarter. This outlook continues to include the expectation that the impact of the reversion to a 52-week year will reduce adjusted diluted EPS by approximately $0.20 compared to fiscal 2024 and that there will be no material impact to adjusted diluted EPS related to the adverse net sales impact of Project Fortify.

2 Backlog is a non-GAAP financial measure. See Use of Non-GAAP Financial Measures later in this press release for more information.
3 Consolidated Leverage Ratio is a non-GAAP financial measure. See Use of Non-GAAP Financial Measures later in this press release for more information.

Apogee Enterprises, Inc. • 4400 West 78th Street • Minneapolis, MN 55435 • (952) 835-1874 • www.apog.com

Apogee Enterprises, Inc.

The Company now expects a total of $16 million to $17 million of pre-tax charges in connection with Project Fortify, leading to annualized cost savings of $13 million to $14 million. The Company continues to expect approximately 60% of these savings will be realized in fiscal 2025, and the remainder in fiscal 2026, with approximately 70% of the savings to be realized in Architectural Framing Systems, 20% in Architectural Services, and 10% in Corporate and Other. The Company now expects the plan to be substantially complete in the fourth quarter of fiscal 2025.

The Company continues to expect an effective tax rate of approximately 24.5%, and now expects capital expenditures between $40 million to $45 million.

Conference Call Information
The Company will host a conference call today at 8:00 a.m. Central Time to discuss this earnings release. This call will be webcast and is available in the Investor Relations section of the Company’s website, along with presentation slides, at https://www.apog.com/events-and-presentations. A replay and transcript of the webcast will be available on the Company’s website following the conference call.

About Apogee Enterprises
Apogee Enterprises, Inc. (Nasdaq: APOG) is a leading provider of architectural building products and services, as well as high-performance coated materials used in a variety of applications. Headquartered in Minneapolis, MN, our portfolio of industry-leading products and services includes architectural glass, windows, curtainwall, storefront and entrance systems, integrated project management and installation services, and high-performance coatings that provide protection, innovative design, and enhanced performance. For more information, visit www.apog.com.

Use of Non-GAAP Financial Measures
Management uses non-GAAP measures to evaluate the Company’s historical and prospective financial performance, measure operational profitability on a consistent basis, as a factor in determining executive compensation, and to provide enhanced transparency to the investment community. Non-GAAP measures should be viewed in addition to, and not as a substitute for, the reported financial results of the Company prepared in accordance with GAAP. Other companies may calculate these measures differently, limiting the usefulness of the measures for comparison with other companies. This release and other financial communications may contain the following non-GAAP measures:

•Adjusted operating income, adjusted operating margin, adjusted net earnings, and adjusted diluted EPS are used by the Company to provide meaningful supplemental information about its operating performance by excluding amounts that are not considered part of core operating results to enhance comparability of results from period to period.
•Adjusted EBITDA represents adjusted net earnings before interest, taxes, depreciation, and amortization. The Company believes adjusted EBITDA and adjusted EBITDA margin metrics provide useful information to investors and analysts about the Company’s core operating performance.
•Free cash flow is defined as net cash provided by operating activities, minus capital expenditures. The Company considers this measure an indication of its financial strength. However, free cash flow does not fully reflect the Company’s ability to freely deploy generated cash, as it does not reflect, for example, required payments on indebtedness and other fixed obligations.
•Consolidated Leverage Ratio is calculated as Consolidated Funded Indebtedness minus Unrestricted Cash at the end of the current period, divided by Consolidated EBITDA (calculated as EBITDA plus certain non-cash charges and allowed addbacks, less certain non-cash income, plus the pro forma effect of acquisitions and certain pro forma run-rate cost savings for acquisitions and dispositions, as applicable for the trailing twelve months ended as of the current period). All capitalized and undefined terms used in this bullet are defined in the Company’s credit agreement. The Company is unable to present a quantitative reconciliation of forward-looking expected Consolidated Leverage Ratio to its most directly comparable forward-looking GAAP financial measure because such information is not available, and management cannot reliably predict all the necessary components of such GAAP

Apogee Enterprises, Inc. • 4400 West 78th Street • Minneapolis, MN 55435 • (952) 835-1874 • www.apog.com

Apogee Enterprises, Inc.

financial measure without unreasonable effort or expense. In addition, the Company believes such reconciliation would imply a degree of precision that would be confusing or misleading to investors.
•Backlog is an operating measure used by management to assess future potential sales revenue. Backlog is defined as the dollar amount of signed contracts or firm orders, generally as a result of a competitive bidding process, which is expected to be recognized as revenue. It is most meaningful for the Architectural Services segment, due to the longer-term nature of their projects. Backlog is not a term defined under U.S. GAAP and is not a measure of contract profitability. Backlog should not be used as the sole indicator of future revenue because the Company has a substantial number of projects with short lead times that book-and-bill within the same reporting period that are not included in backlog.

Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. The words “may,” “believe,” “expect,” “anticipate,” “intend,” “estimate,” “forecast,” “project,” “should,” “will,” “continue,” and similar expressions are intended to identify “forward-looking statements”. These statements reflect Apogee management’s expectations or beliefs as of the date of this release. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. All forward-looking statements are qualified by factors that may affect the results, performance, financial condition, prospects and opportunities of the Company, including the following: (A) North American and global economic conditions, including the cyclical nature of the North American and Latin American non-residential construction industries and the potential impact of an economic downturn or recession; (B) U.S. and global instability and uncertainty arising from events outside of our control; (C) actions of new and existing competitors; (D) departure of key personnel and ability to source sufficient labor; (E) product performance, reliability and quality issues; (F) project management and installation issues that could affect the profitability of individual contracts; (G) dependence on a relatively small number of customers in one operating segment; (H) financial and operating results that could differ from market expectations; (I) self-insurance risk related to a material product liability or other events for which the Company is liable; (J) maintaining our information technology systems and potential cybersecurity threats; (K) cost of regulatory compliance, including environmental regulations; (L) supply chain disruptions, including fluctuations in the availability and cost of materials used in our products and the impact of trade policies and regulations, including potential future tariffs; (M) integration and future operating results of acquisitions, including but not limited to the acquisition of UW Solutions, and management of acquired contracts; (N) impairment of goodwill or indefinite-lived intangible assets; (O) our ability to successfully manage and implement our enterprise strategy; (P) our ability to maintain effective internal controls over financial reporting; (Q) our judgements regarding the accounting for tax positions and the resolution of tax disputes; (R) the impact of cost inflation and interest rates; and (S) the impact of changes in capital and credit markets on our liquidity and cost of capital. The Company cautions investors that actual future results could differ materially from those described in the forward-looking statements and that other factors may in the future prove to be important in affecting the Company’s results, performance, prospects, or opportunities. New factors emerge from time to time, and it is not possible for management to predict all such factors, nor can it assess the impact of each factor on the business or the extent to which any factor, or a combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. More information concerning potential factors that could affect future financial results is included in the Company’s Annual Report on Form 10-K for the fiscal year ended March 2, 2024, and in subsequent filings with the U.S. Securities and Exchange Commission.

Contact
Jeff Huebschen
Vice President, Investor Relations & Communications
952.487.7538
ir@apog.com

Apogee Enterprises, Inc. • 4400 West 78th Street • Minneapolis, MN 55435 • (952) 835-1874 • www.apog.com

Apogee Enterprises, Inc.

Apogee Enterprises, Inc.
Consolidated Condensed Statements of Income
(Unaudited)

	Three Months Ended			Nine Months Ended
(In thousands, except per share amounts)	November 30, 2024	November 25, 2023	% Change	November 30, 2024	November 25, 2023	% Change
Net sales	$341,344	$339,714	0.5%	$1,015,300	$1,055,102	(3.8)%
Cost of sales	252,195	249,409	1.1%	729,975	776,440	(6.0)%
Gross profit	89,149	90,305	(1.3)%	285,325	278,662	2.4%
Selling, general and administrative expenses	60,520	52,658	14.9%	173,350	166,695	4.0%
Operating income	28,629	37,647	(24.0)%	111,975	111,967	—%
Interest expense, net	1,044	1,454	(28.2)%	2,634	5,720	(54.0)%
Other (income) expense, net	(60)	890	(106.7)%	(493)	(3,722)	(86.8)%
Earnings before income taxes	27,645	35,303	(21.7)%	109,834	109,969	(0.1)%
Income tax expense	6,656	8,329	(20.1)%	27,268	26,092	4.5%
Net earnings	$20,989	$26,974	(22.2)%	$82,566	$83,877	(1.6)%

Basic earnings per share	$0.96	$1.24	(22.6)%	$3.79	$3.83	(1.0)%
Diluted earnings per share	$0.96	$1.23	(22.0)%	$3.76	$3.80	(1.1)%
Weighted average basic shares outstanding	21,782	21,819	(0.2)%	21,789	21,889	(0.5)%
Weighted average diluted shares outstanding	21,917	22,013	(0.4)%	21,937	22,093	(0.7)%
Cash dividends per common share	$0.25	$0.24	4.2%	$0.75	$0.72	4.2%

% of Sales
Gross margin	26.1%	26.6%		28.1%	26.4%
Selling, general and administrative expenses	17.7%	15.5%		17.1%	15.8%
Operating margin	8.4%	11.1%		11.0%	10.6%

Apogee Enterprises, Inc. • 4400 West 78th Street • Minneapolis, MN 55435 • (952) 835-1874 • www.apog.com

Apogee Enterprises, Inc.

Apogee Enterprises, Inc.
Business Segment Information
(Unaudited)
	Three Months Ended			Nine Months Ended
(In thousands)	November 30, 2024	November 25, 2023	% Change	November 30, 2024	November 25, 2023	% Change
Segment net sales
Architectural Framing Systems	$138,039	$139,585	(1.1)%	$412,561	$462,548	(10.8)%
Architectural Glass	70,236	90,964	(22.8)%	247,040	282,262	(12.5)%
Architectural Services	104,921	94,662	10.8%	301,966	272,144	11.0%
Large-Scale Optical	33,196	26,009	27.6%	74,232	72,110	2.9%
Intersegment eliminations	(5,048)	(11,506)	(56.1)%	(20,499)	(33,962)	(39.6)%
Net sales	$341,344	$339,714	0.5%	$1,015,300	$1,055,102	(3.8)%
Segment operating income (loss)
Architectural Framing Systems	$12,710	$16,981	(25.2)%	$48,187	$57,986	(16.9)%
Architectural Glass	10,118	15,164	(33.3)%	48,277	49,119	(1.7)%
Architectural Services	9,730	5,288	84.0%	21,483	8,211	161.6%
Large-Scale Optical	4,842	7,100	(31.8)%	13,481	17,288	(22.0)%
Corporate and other	(8,771)	(6,886)	27.4%	(19,453)	(20,637)	(5.7)%
Operating income	$28,629	$37,647	(24.0)%	$111,975	$111,967	—%
Segment operating margin
Architectural Framing Systems	9.2%	12.2%		11.7%	12.5%
Architectural Glass	14.4%	16.7%		19.5%	17.4%
Architectural Services	9.3%	5.6%		7.1%	3.0%
Large-Scale Optical	14.6%	27.3%		18.2%	24.0%
Corporate and other	N/M	N/M		N/M	N/M
Operating margin	8.4%	11.1%		11.0%	10.6%
N/M - Indicates calculation is not meaningful
•Segment net sales is defined as net sales for a certain segment and includes revenue related to intersegment transactions.
•Net sales intersegment eliminations are reported separately to exclude these sales from our consolidated total.
•Segment operating income is equal to net sales, less cost of goods sold, SG&A, and any asset impairment charges associated with the segment.
•Segment operating income includes operating income related to intersegment sales transactions and excludes certain corporate costs that are not allocated at a segment level. We report these unallocated corporate costs separately in Corporate and Other.
•Operating income does not include any other income or expense, interest expense or a provision for income taxes.

Apogee Enterprises, Inc. • 4400 West 78th Street • Minneapolis, MN 55435 • (952) 835-1874 • www.apog.com

Apogee Enterprises, Inc.

Apogee Enterprises, Inc.
Consolidated Condensed Balance Sheets
(Unaudited)
(In thousands)	November 30, 2024	March 2, 2024
Assets
Current assets
Cash and cash equivalents	$43,855	$37,216
Receivables, net	187,799	173,557
Inventories, net	97,003	69,240
Contract assets	57,545	49,502
Other current assets	45,119	29,124
Total current assets	431,321	358,639
Property, plant and equipment, net	269,063	244,216
Operating lease right-of-use assets	63,663	40,221
Goodwill	234,814	129,182
Intangible assets, net	140,390	66,114
Other non-current assets	41,269	45,692
Total assets	$1,180,520	$884,064
Liabilities and shareholders' equity
Current liabilities
Accounts payable	96,372	84,755
Accrued compensation and benefits	39,432	53,801
Contract liabilities	46,165	34,755
Operating lease liabilities	14,958	12,286
Other current liabilities	66,982	59,108
Total current liabilities	263,909	244,705
Long-term debt	272,000	62,000
Non-current operating lease liabilities	54,188	31,907
Non-current self-insurance reserves	33,303	30,552
Other non-current liabilities	35,051	43,875
Total shareholders’ equity	522,069	471,025
Total liabilities and shareholders’ equity	$1,180,520	$884,064

Apogee Enterprises, Inc. • 4400 West 78th Street • Minneapolis, MN 55435 • (952) 835-1874 • www.apog.com

Apogee Enterprises, Inc.

Apogee Enterprises, Inc.
Consolidated Statement of Cash Flows
(Unaudited)
	Nine Months Ended
(In thousands)	November 30, 2024	November 25, 2023
Operating Activities
Net earnings	$82,566	$83,877
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	30,798	31,185
Share-based compensation	8,067	6,644
Deferred income taxes	5,109	1,296
Loss (gain) on disposal of assets	159	(50)
Settlement of New Markets Tax Credit transaction	—	(4,687)
Non-cash lease expense	9,926	8,742
Other, net	1,800	10
Changes in operating assets and liabilities:
Receivables	(2,191)	(846)
Inventories	(8,284)	8,256
Contract assets	(8,168)	11,194
Accounts payable	6,796	(1,902)
Accrued compensation and benefits	(20,958)	(7,015)
Contract liabilities	11,499	7,635
Operating lease liability	(9,387)	(9,214)
Accrued income taxes	(6,498)	(7,587)
Other current assets and liabilities	(6,104)	1,714
Net cash provided by operating activities	95,130	129,252
Investing Activities
Capital expenditures	(24,696)	(26,956)
Proceeds from sales of property, plant and equipment	744	247
Purchases of marketable securities	(2,394)	(969)
Sales/maturities of marketable securities	2,370	1,370
Acquisition of business, net of cash acquired	(233,125)	—
Net cash used by investing activities	(257,101)	(26,308)
Financing Activities
Proceeds from revolving credit facilities	95,201	195,851
Repayment on revolving credit facilities	(115,201)	(265,000)
Proceeds from term loans	250,000	—
Repayment of term loans	(20,000)	—
Payments of debt issuance costs	(3,798)	—
Repurchase of common stock	(15,061)	(11,821)
Dividends paid	(16,238)	(15,690)
Other, net	(5,884)	(3,781)
Net cash provided (used) by financing activities	169,019	(100,441)
Effect of exchange rates on cash	(409)	(569)
Increase in cash and cash equivalents	6,639	1,934
Cash and cash equivalents at beginning of period	37,216	21,473
Cash and cash equivalents at end of period	$43,855	$23,407

Apogee Enterprises, Inc. • 4400 West 78th Street • Minneapolis, MN 55435 • (952) 835-1874 • www.apog.com

Apogee Enterprises, Inc.

Apogee Enterprises, Inc.
Reconciliation of Non-GAAP Financial Measures
Adjusted Net Earnings and Adjusted Diluted Earnings per Share
(Unaudited)

	Three Months Ended		Nine Months Ended
(In thousands)	November 30, 2024	November 25, 2023	November 30, 2024	November 25, 2023
Net earnings	$20,989	$26,974	$82,566	$83,877
Acquisition-related costs (1)
Transaction	3,748	—	3,748	—
Integration	941	—	941	—
Backlog amortization	805	—	805	—
Inventory step-up	379	—	379	—
Total Acquisition-related costs	5,873	—	5,873	—
Restructuring charges (2)	912	—	3,213	—
NMTC settlement gain (3)	—	—	—	(4,687)
Income tax impact on above adjustments (4)	(1,662)	—	(2,226)	1,148
Adjusted net earnings	$26,112	$26,974	$89,426	$80,338

	Three Months Ended		Nine Months Ended
	November 30, 2024	November 25, 2023	November 30, 2024	November 25, 2023
Diluted earnings per share	$0.96	$1.23	$3.76	$3.80
Acquisition-related costs (1)
Transaction	0.17	—	0.17	—
Integration	0.04	—	0.04	—
Backlog amortization	0.04	—	0.04	—
Inventory step-up	0.02	—	0.02	—
Total Acquisition-related costs	0.27	—	0.27	—
Restructuring charges (2)	0.04	—	0.15	—
NMTC settlement gain (3)	—	—	—	(0.21)
Income tax impact on above adjustments (4)	(0.08)	—	(0.10)	0.05
Adjusted diluted earnings per share	$1.19	$1.23	$4.08	$3.64

Weighted average diluted shares outstanding	21,917	22,013	21,937	22,093

(1)
Acquisition-related costs include:
•Transaction costs related to the UW Solutions acquisition.
•Integration costs related to one-time expenses incurred to integrate the UW Solutions acquisition.
•Backlog amortization is related to the value attributed to contracting the backlog purchased in the UW Solutions acquisition. These costs will be amortized in SG&A over the period that the contracted backlog is shipped.
•Inventory step-up is related to the incremental cost to value inventory acquired as part of the UW Solutions acquisition at fair value. These costs will be expensed to cost of goods sold over the period the inventory is sold.

(2)
Restructuring charges related to Project Fortify, including $0.4 million of employee termination costs and $0.5 million of other costs incurred in the third quarter of fiscal 2025, and $1.3 million of employee termination costs, $0.1 million of contract termination costs and $1.8 million of other costs incurred in the first nine months of fiscal 2025.

(3)	Realization of a New Market Tax Credit (NMTC) benefit during the second quarter of fiscal 2024, which was recorded in other expense (income), net.
(4)	Income tax impact calculated using an estimated statutory tax rate of 24.5%, which reflects the estimated blended statutory tax rate for the jurisdictions in which the charge or income occurred.

Apogee Enterprises, Inc. • 4400 West 78th Street • Minneapolis, MN 55435 • (952) 835-1874 • www.apog.com

Apogee Enterprises, Inc.

Apogee Enterprises, Inc.
Reconciliation of Non-GAAP Financial Measures
Adjusted Operating Income (Loss) and Adjusted Operating Margin
(Unaudited)

	Three Months Ended November 30, 2024
(In thousands)	Architectural Framing Systems	Architectural Glass	Architectural Services	LSO	Corporate and Other	Consolidated
Operating income (loss)	$12,710	$10,118	$9,730	$4,842	$(8,771)	$28,629
Acquisition-related costs (1)
Transaction	—	—	—	—	3,748	3,748
Integration	—	—	—	147	794	941
Backlog amortization	—	—	—	805	—	805
Inventory step-up	—	—	—	379	—	379
Total Acquisition-related costs	—	—	—	1,331	4,542	5,873
Restructuring charges (2)	842	—	(717)	—	787	912
Adjusted operating income (loss)	$13,552	$10,118	$9,013	$6,173	$(3,442)	$35,414

Operating margin	9.2%	14.4%	9.3%	14.6%	N/M	8.4%
Acquisition-related costs (1)
Transaction	—	—	—	—	N/M	1.1
Integration	—	—	—	0.4	N/M	0.3
Backlog amortization	—	—	—	2.4	N/M	0.2
Inventory step-up	—	—	—	1.1	N/M	0.1
Total Acquisition-related costs	—	—	—	4.0	N/M	1.7
Restructuring charges (2)	0.6	—	(0.7)	—	N/M	0.3
Adjusted operating margin	9.8%	14.4%	8.6%	18.6%	N/M	10.4%

	Three Months Ended November 25, 2023
(In thousands)	Architectural Framing Systems	Architectural Glass	Architectural Services	LSO	Corporate and Other	Consolidated
Operating income (loss)	$16,981	$15,164	$5,288	$7,100	$(6,886)	$37,647

Operating margin	12.2%	16.7%	5.6%	27.3%	N/M	11.1%

(1)
Acquisition-related costs include:
•Transaction costs related to the UW Solutions acquisition.
•Integration costs related to one-time expenses incurred to integrate the UW Solutions acquisition.
•Backlog amortization is related to the value attributed to contracting the backlog purchased in the UW Solutions acquisition. These costs will be amortized in SG&A over the period that the contracted backlog is shipped.
•Inventory step-up is related to the incremental cost to value inventory acquired as part of the UW Solutions acquisition at fair value. These costs will be expensed to cost of goods sold over the period the inventory is sold.

(2)	Restructuring charges related to Project Fortify, including $0.4 million of employee termination costs and $0.5 million of other costs incurred in the third quarter of fiscal 2025.

Apogee Enterprises, Inc. • 4400 West 78th Street • Minneapolis, MN 55435 • (952) 835-1874 • www.apog.com

Apogee Enterprises, Inc.

Apogee Enterprises, Inc.
Reconciliation of Non-GAAP Financial Measures
Adjusted Operating Income (Loss) and Adjusted Operating Margin
(Unaudited)

	Nine Months Ended November 30, 2024
(In thousands)	Architectural Framing Systems	Architectural Glass	Architectural Services	LSO	Corporate and Other	Consolidated
Operating income (loss)	$48,187	$48,277	$21,483	$13,481	$(19,453)	$111,975
Acquisition-related costs (1)
Transaction	—	—	—	—	3,748	3,748
Integration	—	—	—	147	794	941
Backlog amortization	—	—	—	805	—	805
Inventory step-up	—	—	—	379	—	379
Total Acquisition-related costs	—	—	—	1,331	4,542	5,873
Restructuring charges (2)	2,755	—	(459)	—	917	3,213
Adjusted operating income (loss)	$50,942	$48,277	$21,024	$14,812	$(13,994)	$121,061

Operating margin	11.7%	19.5%	7.1%	18.2%	N/M	11.0%
Acquisition-related costs (1)
Transaction	—	—	—	—	N/M	0.4
Integration	—	—	—	0.2	N/M	0.1
Backlog amortization	—	—	—	1.1	N/M	0.1
Inventory step-up	—	—	—	0.5	N/M	—
Total Acquisition-related costs	—	—	—	1.8	N/M	0.6
Restructuring charges (2)	0.7	—	(0.2)	—	N/M	0.3
Adjusted operating margin	12.3%	19.5%	7.0%	20.0%	N/M	11.9%

	Nine Months Ended November 25, 2023
(In thousands)	Architectural Framing Systems	Architectural Glass	Architectural Services	LSO	Corporate and Other	Consolidated
Operating income (loss)	$57,986	$49,119	$8,211	$17,288	$(20,637)	$111,967

Operating margin	12.5%	17.4%	3.0%	24.0%	N/M	10.6%

(1)
Acquisition-related costs include:
•Transaction costs related to the UW Solutions acquisition.
•Integration costs related to one-time expenses incurred to integrate the UW Solutions acquisition.
•Backlog amortization is related to the value attributed to contracting the backlog purchased in the UW Solutions acquisition. These costs will be amortized in SG&A over the period that the contracted backlog is shipped.
•Inventory step-up is related to the incremental cost to value inventory acquired as part of the UW Solutions acquisition at fair value. These costs will be expensed to cost of goods sold over the period the inventory is sold.

(2)
Restructuring charges related to Project Fortify, including $1.3 million of employee termination costs, $0.1 million of contract termination costs and $1.8 million of other costs incurred in the first nine months of fiscal 2025.

Apogee Enterprises, Inc. • 4400 West 78th Street • Minneapolis, MN 55435 • (952) 835-1874 • www.apog.com

Apogee Enterprises, Inc.

Apogee Enterprises, Inc.
Reconciliation of Non-GAAP Financial Measures
Adjusted EBITDA and Adjusted EBITDA Margin (Earnings before interest, taxes, depreciation and amortization)
(Unaudited)

	Three Months Ended		Nine Months Ended
(In thousands)	November 30, 2024	November 25, 2023	November 30, 2024	November 25, 2023
Net earnings	$20,989	$26,974	$82,566	$83,877
Income tax expense	6,656	8,329	27,268	26,092
Interest expense, net	1,044	1,454	2,634	5,720
Depreciation and amortization	11,134	10,524	30,798	31,185
EBITDA	$39,823	$47,281	$143,266	$146,874
Acquisition-related costs (1)
Transaction	3,748	—	3,748	—
Integration	941	—	941	—
Inventory step-up	379	—	379	—
Total Acquisition-related costs	5,068	—	5,068	—
Restructuring charges (2)	912	—	3,213	—
NMTC settlement gain (3)	—	—	—	(4,687)
Adjusted EBITDA	$45,803	$47,281	$151,547	$142,187

EBITDA Margin	11.7%	13.9%	14.1%	13.9%
Adjusted EBITDA Margin	13.4%	13.9%	14.9%	13.5%

(1)
Acquisition-related costs include:
•Transaction costs related to the UW Solutions acquisition.
•Integration costs related to one-time expenses incurred to integrate the UW Solutions acquisition.
•Inventory step-up is related to the incremental cost to value inventory acquired as part of the UW Solutions acquisition at fair value. These costs will be expensed to cost of goods sold over the period the inventory is sold.

(2)
Restructuring charges related to Project Fortify, including $0.4 million of employee termination costs and $0.5 million of other costs incurred in the third quarter of fiscal 2025, and $1.3 million of employee termination costs, $0.1 million of contract termination costs and, $1.8 million of other costs incurred in the first nine months of fiscal 2025.

(3)	Realization of a New Market Tax Credit (NMTC) benefit during the second quarter of fiscal 2024, which was recorded in other expense (income), net.

Apogee Enterprises, Inc. • 4400 West 78th Street • Minneapolis, MN 55435 • (952) 835-1874 • www.apog.com

Apogee Enterprises, Inc.

Apogee Enterprises, Inc.
Fiscal 2025 Outlook
Reconciliation of Fiscal 2025 outlook of estimated Diluted Earnings per Share to Adjusted Diluted Earnings per Share
(Unaudited)

	Fiscal Year Ending March 1, 2025
	Low Range	High Range
Diluted earnings per share	$4.40	$4.64
Acquisition-related costs (1)
Transaction	0.18	0.19
Integration	0.09	0.12
Backlog amortization	0.07	0.07
Inventory step-up	0.15	0.15
Total Acquisition-related costs	0.49	0.53
Restructuring charges (2)	0.17	0.21
Income tax impact on above adjustments per share	(0.16)	(0.18)
Adjusted diluted earnings per share	$4.90	$5.20

(1)
Acquisition-related costs include:
•Transaction costs related to the UW Solutions acquisition.
•Integration costs related to one-time expenses incurred to integrate the UW Solutions acquisition.
•Backlog amortization is related to the value attributed to contracting the backlog purchased in the UW Solutions acquisition. These costs will be amortized in SG&A over the period that the contracted backlog is shipped.
•Inventory step-up is related to the incremental cost to value inventory acquired as part of the UW Solutions acquisition at fair value. These costs will be expensed to cost of goods sold over the period the inventory is sold.

(2)	Restructuring charges related to Project Fortify.

Apogee Enterprises, Inc. • 4400 West 78th Street • Minneapolis, MN 55435 • (952) 835-1874 • www.apog.com